                                                               EXECUTION VERSION

                    DELAYED FUNDING IMPLEMENTATION AGREEMENT
                                 AMENDMENT NO. 1
                                [ATA EETC 2002-1]

                          DATED AS OF OCTOBER 15, 2002

                                      AMONG

                            AMERICAN TRANS AIR, INC.,

                     ATA HOLDINGS CORP. (F/K/A AMTRAN, INC.)
                                  AS GUARANTOR,

                            WILMINGTON TRUST COMPANY,
                       AS PASS THROUGH TRUSTEE UNDER EACH
                      OF THE PASS THROUGH TRUST AGREEMENTS,

                            WILMINGTON TRUST COMPANY,
                             AS SUBORDINATION AGENT,

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
                                AS ESCROW AGENT,

                            WILMINGTON TRUST COMPANY,
                                AS PAYING AGENT,

                           AIG MATCHED FUNDING CORP.,
          AS CLASS A LIQUIDITY PROVIDER AND CLASS B LIQUIDITY PROVIDER,

                               NYALA FUNDING LLC,
                  AS INITIAL PURCHASER OF CLASS A CERTIFICATES,

                                       AND

                             PK AIRFINANCE US, INC.
                  AS INITIAL PURCHASER OF CLASS B CERTIFICATES



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                    DELAYED FUNDING IMPLEMENTATION AGREEMENT
                                 AMENDMENT NO. 1
                                (ATA EETC 2002-1)


RECITALS:

A. Each of (i)American Trans Air, Inc., an Indiana corporation (the "Company"), (ii) ATA Holdings Corp., formerly known as Amtran, Inc., an Indiana corporation (the "Guarantor"), (iii) Wilmington Trust Company, a Delaware banking corporation ("WTC"), not in its individual capacity, but solely as trustee (in such capacity together with its successors in such capacity, the "Pass Through Trustee") under each of the two separate Pass Through Trust Agreements, (iv) WTC, not in its individual capacity, but solely as subordination agent and trustee (in such capacity together with its successors in such capacity, the "Subordination Agent") under the Intercreditor Agreement, (v)Wells Fargo Bank Northwest, National Association, a national banking association, as escrow agent (in such capacity together with its successors in such capacity, the "Escrow Agent"), under each of the Escrow and Paying Agent Agreements, (vi) WTC, not in its individual capacity, but solely as Paying Agent (in such capacity together with its successors in such capacity, the "Paying Agent") under each of the Escrow and Paying Agent Agreements, (vii) AIG Matched Funding Corp., not in its individual capacity except as otherwise expressly provided herein, but solely as Class A Liquidity Provider and Class B Liquidity Provider (in such capacity together with its successors in such capacity, the "Liquidity Provider") under each of the Revolving Credit Agreements, (viii) Nyala Funding LLC, as initial purchaser (the "Class A Purchaser"), under the Class A Certificate Purchase Agreement, and
         (ix) PK Airfinance US, Inc., as initial purchaser (the "Class B Purchaser") under the Class B Certificate Purchase Agreement entered into a Delayed Funding Implementation Agreement dated as of March 28, 2002 (the "Delayed Funding Implementation Agreement"). All capitalized terms in this Amendment that are not defined herein will have the same meaning as provided in the Delayed Funding Implementation Agreement. All references to "Sections" or "Exhibits" refer to Sections and Exhibits of the Delayed Funding Implementation Agreement, unless otherwise noted herein. The Company, Guarantor, WTC, Pass Through Trustee, Subordination Agent, Escrow Agent, and Paying Agent, Liquidity Provider, Class A Purchaser, and Class B Purchaser are collectively referred to in this Amendment as the "Parties."

B. The Parties wish to amend and revise the Delayed Funding Implementation Agreement as provided below.

Therefore, for good and valuable consideration, the Parties hereby agree to amend and revise the Delayed Funding Implementation Agreement as follows:


             Delayed Funding Implementation Agreement - Amendment No. 1 - Page 1
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1. Except as specifically modified in this Amendment, the terms of the Delayed
Funding Implementation Agreement will remain in full force and effect. In the event that the terms of this Amendment conflict in any way with the terms of the Delayed Funding Implementation Agreement, the terms of this Amendment will control.

2. The ninth recital paragraph beginning "WHEREAS" of the Delayed Funding Implementation Agreement will be revised to delete the text indicated by strike-out text below, to replace such deleted text with the language indicated by double-underlined text below, and to retain the language indicated by italicized text below:

         WHEREAS, the Company and Amtran have contemporaneously herewith entered into two separate letter agreements (i) one with the Class A Purchaser and AIG Financial Products Corp. providing for the purchase of an additional $91,896,000 principal amount of the Class A Certificates (the "Additional Class A Certificates") and (ii) one with the Class B Purchaser providing for the purchase of an additional $25,149,000 principal amount of the Class B Certificates (the "Additional Class B Certificates", and together with the Additional Class A Certificates, the "Additional Certificates"), in each case on October 15, 2002 or such other date mutually agreed to by the Company, Amtran, the Class A Purchaser and the Class B Purchaser (such date, the "Delayed Funding Date");

3. Sections 1.02(a)(i) and (b)(i) will be revised to delete the language indicated by strike-out text below, to replace such deleted text with the language indicated by double-underlined text below, and to retain the language indicated by italicized text below:

         (a)(i) The definition of the term "Maximum Commitment" contained in
         Section 1.1 of the Class A Revolving Credit Agreement shall be amended by (x) replacing "$14,793,433" appearing therein with $26,914,884.47.

         (b)(i) The definition of the term "Maximum Commitment contained in
         Section 1.1 of the Class B Revolving Credit Agreement shall be amended by (x) replacing "$5,229,541" appearing therein with $9,366,127.99.

4. Section 1.03(c) will be revised to delete the language indicated by strike-out text below, to replace such deleted text with the language indicated by double-underlined text below, and to retain the language indicated by italicized text below:

         (i) Section 1.03 of the Class B Escrow Agreement shall be amended by adding a second paragraph to such Section to read as follows:

         The Escrow Agent hereby directs the Purchaser to, and the Purchaser hereby acknowledges that on the Delayed Funding Date (as defined in the Delayed Funding Implementation Agreement) it shall, irrevocably deliver by wire transfer to the Depositary on behalf of the Escrow Agent an amount in Dollars and immediately available funds equal to $18,814,650 for deposit on behalf of the Escrow Agent with the Depositary in accordance with Section 2.1 of the Deposit Agreement. The Purchaser hereby instructs the Escrow Agent, upon receipt of such sum from the Purchaser, to confirm such receipt by executing and delivering to the Pass Through Trustee an Escrow Receipt (a) to be affixed by the Pass Through Trustee to each Additional Class B Certificate (as defined in the Delayed Funding Implementation Agreement) being issued on the Delayed Funding Date and (b) to evidence the same percentage interest (the "Escrow Interest") in the Account Amounts (as defined in Section 1.04) as the Fractional Undivided Interest in the Pass Through Trust evidenced by the Additional Class B Certificate to which it is to be affixed.

5. Section 1.05(b)(iv) will be revised to delete the language indicated by strike-out text below, to replace such deleted text with the language indicated by double-underlined text below, and to retain the language indicated by italicized text below:

         (iv) The percentage ownership interest represented by $1,000 of Reference Principal Amount (as defined in the Class B Pass Through Trust Agreement) set forth in Exhibit A to the Class B Pass Through Trust Agreement and the Class B Certificates shall be changed from 0.00321223% to 0.00177683%.

6. Section 2.01 will be revised to delete the language indicated by strike-out text below, to replace such deleted text with the language indicated by double-underlined text below, and to retain the language indicated by italicized text below:

         Section 2.01 Ratification Agreement. Each party hereto agrees and acknowledges that effective as of the Delayed Funding Date, simultaneously with the issuance of the Additional Certificates:



             Delayed Funding Implementation Agreement - Amendment No. 1 - Page 2
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                  (a) (i) the Pool Balance of the Class A Certificates shall be increased by $91,896,000 and (ii) the Pool Balance of the Class B Certificates shall be increased by $25,149,000;

                  (b) (i) the Required Amount under the Class A Liquidity Facility shall be increased by $12,168,868.32 and (ii) the Required Amount under the Class B Liquidity Facility shall be increased by $4,224,654.77; and

                  (c) (i) the Deposits held by the Depositary in respect of the Class A Certificates under the Delayed Deposit Agreement for such Class shall be $68,969,100 and (ii) the Deposits held by the Depositary in respect of the Class B Certificates under the Delayed Deposit Agreement for such Class shall be $18,814,650.

7. No other change to the Delayed Funding Implementation Agreement is intended to be effected by this Amendment.

                  [Remainder of Page Intentionally Left Blank]


             Delayed Funding Implementation Agreement - Amendment No. 1 - Page 3
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                         AMERICAN TRANS AIR, INC.


                         By
                           -------------------------------------------
                         Name:
                         Title:
                         Address: 7337 West Washington Street Indianapolis, Indiana 46231

                         Attention:
                         Facsimile:


                         ATA HOLDINGS CORP. (f\k\a AMTRAN, INC.), as Guarantor


                         By
                           -------------------------------------------
                         Name:
                         Title:
                         Address: 7337 West Washington Street Indianapolis, Indiana 46231

                         Attention:
                         Facsimile:

   Delayed Funding Implementation Agreement - Amendment No. 1 - Signature Page 1

                         WILMINGTON TRUST COMPANY,
                         not in its individual capacity, but solely as Pass Through Trustee


                         By
                           -------------------------------------------
                         Name:
                         Title:
                         Address:          Rodney Square North
                                           1100 North Market Street
                                           Wilmington, Delaware 19890

                         Attention:        Corporate Trust Administration
                         Facsimile:        (302) 636-4140


                         WILMINGTON TRUST COMPANY,
                         not in its individual capacity, but solely as Subordination Agent


                         By
                           -------------------------------------------
                         Name:
                         Title:
                         Address:          Rodney Square North
                                           1100 North Market Street
                                           Wilmington, Delaware 19890

                         Attention:        Corporate Trust Administration
                         Facsimile:        (302) 636-4140


   Delayed Funding Implementation Agreement - Amendment No. 1 - Signature Page 2
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                         WELLS FARGO BANK NORTHWEST,
                         NATIONAL ASSOCIATION,
                         as Escrow Agent


                         By
                           -------------------------------------------
                         Name:
                         Title:
                         Address:          299 South Main Street, 12th Floor
                                           MAC: U1228-120
                                           Salt Lake City, Utah 84111

                         Attention:        Corporate Trust Department
                         Facsimile:        (801) 246-5053


                         WILMINGTON TRUST COMPANY,
                         not in its individual capacity, but
                         solely as Paying Agent


                         By
                           -------------------------------------------
                         Name:
                         Title:
                         Address:          Rodney Square North
                                           1100 North Market Street
                                           Wilmington, Delaware 19890

                         Attention:        Corporate Trust Administration
                         Facsimile:        (302) 636-4140

   Delayed Funding Implementation Agreement - Amendment No. 1 - Signature Page 1
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                         AIG MATCHED FUNDING CORP.,
                         as Class A Liquidity Provider and
                         Class B Liquidity Provider


                         By
                           -------------------------------------------
                         Name:
                         Title:
                         Address:          50 Danbury Road
                                           Wilton, CT 06897-4444

                         Attention:        Chief Financial Officer
                         Facsimile:        (203) 222 4780



                         NYALA FUNDING LLC


                         By
                           -------------------------------------------
                         Name:
                         Title:
                         Address: c/o Global Securitization Services, LLC 114 West 47th Street, Suite 1715
                                        New York, New York 10036

                         Attention:     Frank B. Bilotta
                         Facsimile:     (212) 302-8767


   Delayed Funding Implementation Agreement - Amendment No. 1 - Signature Page 2
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                         PK AIRFINANCE US, INC.


                         By
                           -------------------------------------------
                         Name:
                         Title:
                         Address:


                         Attention:
                         Facsimile:


   Delayed Funding Implementation Agreement - Amendment No. 1 - Signature Page 3